UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2018

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

2023 Notes Indenture

On March 9, 2018, William Lyon Homes, Inc. (“California Lyon”), a California corporation and a wholly owned subsidiary of William Lyon Homes, a Delaware corporation (“Parent”), completed the sale to certain purchasers (the “Offering”) of $350.0 million in aggregate principal amount of 6.00% Senior Notes due 2023 (the “Notes”), in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of March 9, 2018 (the “2023 Notes Indenture”), by and among California Lyon, Parent, the subsidiary guarantors party thereto (together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee.

Parent, through California Lyon, used the net proceeds from the Offering (i) together with cash generated from certain land banking arrangements, and cash on hand, to finance the previously announced acquisition of RSI Communities LLC (“RSI Communities”) and three additional related real estate assets (collectively, the “Acquisition”) and to pay related fees and expenses and (ii) to repay all of California Lyon’s $150.0 million in aggregate principal amount of 5.75% Senior Notes due 2019 (the “2019 Notes”).

Pursuant to the 2023 Notes Indenture, interest on the Notes will be paid semi-annually on March 1 and September 1, commencing September 1, 2018. The Notes will mature on September 1, 2023.

The Notes and the guarantees are California Lyon’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt, and senior in right of payment to all of California Lyon’s and the Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after September 1, 2020, California Lyon may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the 12-month period commencing on each of the dates as set forth below:

Year	Percentage
September 1, 2020	103.000%
September 1, 2021	101.500%
September 1, 2022	100.000%

Prior to September 1, 2020, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, any time prior to September 1, 2020, California Lyon may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the 2023 Notes Indenture) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the 2023 Notes Indenture) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.00%, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by Parent.

If California Lyon experiences certain change of control events (as defined in the 2023 Notes Indenture), holders of the Notes will have the right to require California Lyon to repurchase all or a portion of the Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The 2023 Notes Indenture contains certain covenants limiting, among other things, the ability of Parent, California Lyon and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the 2023 Notes Indenture. The 2023 Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes will be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description of the 2023 Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Notes Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Amendment to Revolving Credit Facility

On March 9, 2018, California Lyon, Parent and each of the subsidiary guarantors parties thereto entered into Amendment No. 3 (the “Third Amendment”) to the Second Amendment and Restatement Agreement, dated July 1, 2016, whereby California Lyon, Parent and each of the subsidiary guarantors parties thereto, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, agreed to, among other things, temporarily increase the leverage ratios permitted thereunder such that the maximum leverage ratio will increase to 70% as of March 31, 2018 and through and including June 29, 2018, will decrease to 65% as of June 30, 2018 and through and including December 30, 2018, and will further decrease to 60% on the last day of the 2018 fiscal year and remain at 60% thereafter.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 9, 2018, California Lyon completed the Acquisition pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated February 19, 2018, among California Lyon, RSI Communities, RS Equity Management LLC, the Class B Sellers of RSI Communities and RS Equity Management LLC, as the sellers’ representative, and each of the separate asset purchase agreements, dated February 19, 2018, with each of RG Onion Creek, LLC, RSI Trails at Leander LLC and RSI Prado LLC (together with the Purchase Agreement, the “Acquisition Agreements”), acquiring RSI Communities and the three related real estate assets for an aggregate cash purchase price of approximately $460 million subject to net asset value adjustments in accordance with the Acquisition Agreements.

The foregoing description of the Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Acquisition Agreements, which were filed as Exhibits 2.1 through 2.4 to the Current Report on Form 8-K filed by California Lyon with the Securities and Exchange Commission on February 23, 2018 and are incorporated herein by reference. The representations, warranties and covenants in the Acquisition Agreements were made solely for the benefit of the parties to the Acquisition Agreements for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of California Lyon, RSI Communities or any of their respective subsidiaries or affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the heading “2023 Notes Indenture” is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 9, 2018, California Lyon issued an irrevocable notice of redemption (the “Notice”) with respect to the 2019 Notes. Pursuant to the Notice, California Lyon gave holders of the 2019 Notes notice that it will redeem all of the outstanding 2019 Notes on April 15, 2018 (the “Redemption Date”). The 2019 Notes, which have an outstanding principal balance of $150.0 million, will be redeemed in full pursuant to the redemption provisions of the indenture, dated March 31, 2014, pursuant to which the 2019 Notes were issued (the “2019 Notes Indenture”). The redemption price will be equal to 100.00% of the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date. Immediately following the issuance of the Notice, California Lyon satisfied and discharged all of the outstanding 2019 Notes pursuant to the terms and conditions set forth in the 2019 Notes Indenture.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days from which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days from which this Current Report on Form 8-K must be filed.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated March 9, 2018, among California Lyon, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of 6.00% Senior Notes due 2023 (included in Exhibit 4.1).

10.1	Amendment No. 3, dated March 9, 2018, to the Second Amended and Restated Credit Agreement, dated July 1, 2016, among William Lyon Homes, Inc., as Borrower, William Lyon Homes, as Parent, the subsidiary guarantors party thereto, the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2018

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President and Chief Financial Officer